SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

July 28, 2013
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 1.02 - Cancellation of a Material Definitive Agreement

On January 10, 2013, HOMI Industries Ltd. (“HOMI Industries”), a wholly owned subsidiary of Hotel Outsource Management International, Inc. (“HOMI”) entered into a loan agreement with D.A.C. Consulting, a private business owned and operated by Daniel Cohen, President of HOMI (“D.A.C.”), pursuant to which D.A.C. loaned HOMI Industries $45,500.

On July 28, 2013, HOMI Industries agreed to D.A.C.’s request to cancel this loan, and D.A.C. authorized HOMI Industries and HOMI to apply the full loan amount toward payment for shares purchased by Mr. Cohen in HOMI’s shareholders rights offering, declared effective by the United States Securities and Exchange Commission on July 12, 2013, and which rights offering terminates on August 26, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

August 6, 2013	Hotel Outsource Management International, Inc.

/s/ Jacob Ronnel
	Name:	Jacob Ronnel
	Title:	Chief Executive Officer